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                                                                    EXHIBIT 5.1
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                                 June 19, 1997



Board of Directors
Intensiva HealthCare Corporation
7733 Forsyth Boulevard
 8th Floor
St. Louis, Missouri  63130

        Re:     INTENSIVA HEALTHCARE CORPORATION--FORM S-8

Gentlemen:

        This opinion is being rendered to you pursuant to the filing of a Form S-8 (the "FORM S-8") with the Securities and Exchange Commission (the "SEC") on behalf of Intensiva HealthCare Corporation (the "COMPANY") registering the issuance of shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"), pursuant to the Intensiva HealthCare Corporation Stock Option Plan (the "PLAN").

        In rendering the opinions expressed herein, we have examined originals or copies certified or otherwise identified to our satisfaction of:

        A. The Third Amended and Restated Certificate of Incorporation of the Company, dated October 10, 1996 (the "CERTIFICATE OF INCORPORATION");

        B.      The Amended and Restated By-laws of the Company (the
                "BY-LAWS");

        C.      A specimen form of Common Stock Certificate; and

        D.      The Intensiva HealthCare Corporation Stock Option Plan.

In addition, we have examined and relied upon other documents, certificates, corporate records, opinions, and instruments, obtained from the Company or other sources believed by us to be reliable, as we have deemed necessary or appropriate for the purpose of rendering
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Intensiva HealthCare Corporation
June 11, 1997
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this opinion and upon which we believe we are justified in relying.  We have also relied upon statements of fact rendered by members of Management of the Company and the registrar and transfer agent of the Company.

        Any opinion that is expressed herein "to our knowledge" or "to the best of our knowledge" is based upon information known to attorneys of this firm who have rendered services in connection with the Form S-8, without independent investigation or research and represents good faith belief that the opinion expressed is correct.

        Based upon the foregoing and subject to the assumptions, limitations, exclusions, and exceptions set forth below, we are of the opinions that

        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in each jurisdiction in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, operations, financial condition, results of operations, or prospects of the Company and its subsidiaries, taken as a whole), and has full corporate power and authority to own or lease its properties and to conduct its business being conducted.

        (ii) The authorized capital stock of the Company consists of 30,000,000 shares of Preferred Stock, $0.001 par value, of which no shares are outstanding, and 70,000,000 shares of Common Stock, $0.001 par value, of which 9,905,062 shares are outstanding. Proper corporate proceedings have been taken to validly authorize capital stock. To our knowledge, all of the outstanding shares of such capital stock are fully paid and nonassessable, and no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Company's capital stock, or the issue and sale thereof, pursuant to the Certificate of Incorporation or By-laws of the Company.

        (iii) The issuance by the Company of shares of Common Stock pursuant to the Plan will not conflict with or result in a breach of, or a default under, the Certificate of Incorporation or By-laws of the Company, and to our knowledge will not conflict with or result in a breach of or a default under any indenture, mortgage, deed of trust, agreement or
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Intensiva HealthCare Corporation
June 11, 1997
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instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or any applicable law or regulation, or any order, writ, injunction, or decree, of any jurisdiction, court, or governmental instrumentality.


        In addition to the assumptions and the other qualifications stated elsewhere herein, we make the following further qualifications with respect to the opinions stated herein:

        1. We have conducted no independent investigation as to the factual matters stated herein. We have relied with respect to those factual matters on the documents, statements, records, certificates, and instruments submitted to and/or reviewed by us to the effect that the facts, assumptions, and factual statements set forth in this opinion are true, accurate, and correct. With respect to the number of issued and outstanding Shares of Common Stock we have relied upon statements from the registrar and transfer agent of the Company.

        2. No opinion should be considered to be given except as expressly stated herein. Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering our opinions, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof. An opinion is not an assurance or a guaranty.


        This opinion is furnished by us pursuant to the requirements of Item 601 of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "ACT"), and the requirements of Form S-8 as set forth in the Act and the rules and regulations of the SEC pursuant to the Act and is solely for your benefit and may not be relied upon by any other person or for any other purpose. We consent to the filing of this opinion as an exhibit to the Form S-8.


                                                Very truly yours,




                                                Suelthaus & Walsh, P.C.